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                                                                  Execution Copy
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                                                                  Exhibit e

                             DISTRIBUTION AGREEMENT

                                 January 3, 2000

Provident Distributors, Inc.
Four Falls Corporate Center, 6th Floor
West Conshohocken, Pennsylvania 19428-2961

Ladies and Gentlemen:

                  This is to confirm that, in consideration of the agreements hereinafter contained, each of the Warburg Pincus Funds (and the portfolios thereof) listed in Exhibit A hereto (each a "Fund", and together, the "Funds") have agreed that Provident Distributors, Inc. ("PDI") shall be, for the period of this Agreement, the distributor of shares of common stock or beneficial interest, as the case may be, of each Fund, par value $.001 per share (the "Shares"). The Fund's classes of Shares shall be designated as in the Fund's Articles of Incorporation or Declaration of Trust, as applicable.

         1.       Services as Distributor

                  1.1 PDI will be the "principal underwriter" of the Shares (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")), and as such, will act as agent for the distribution of all classes of the Shares covered by each Fund's registration statement on Form N-1A, under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act (the registration statement, together with the prospectuses (the "prospectus") and statement of additional information (the "statement of additional information") included as part of the registration statement, any amendments to the registration statement, and any supplements to, or material incorporated by reference into the prospectus or statement of additional information, being referred to collectively in this Agreement as the "Registration Statement").

                  1.2 PDI agrees to use appropriate efforts to solicit orders for the sale of the Shares at such prices and on the terms and conditions set forth in the Registration Statement. PDI agrees to file with all necessary regulatory authorities, such as the National Association of Securities Dealers, Inc. (the "NASD") and the Securities and Exchange Commission (the "SEC"), such advertising and sales literature as has been previously approved by the Funds. PDI agrees that it will have legal responsibility under all applicable laws, rules and regulations, including the rules and regulations of the SEC and the NASD, for the form and use of all advertising and sales literature for the Funds which
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PDI prepares, uses, approves for use and/or files with the SEC and/or the NASD.

                  1.3 All activities by PDI as distributor of the Shares shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted by the SEC or by any securities association registered under the Securities Exchange Act of 1934, as amended.

                  1.4 PDI agrees to (a) provide one or more persons during normal business hours to respond to telephone questions concerning the Funds and their respective performance, (b) accept purchase, redemption and exchange orders by telephone or other appropriate means as agreed to with the Funds in accordance with the pricing and other terms in each Registration Statement, (c) provide prospectuses and application forms of other Warburg Pincus Funds upon request, (d) enter into distribution and service agreements with broker-dealers and other financial intermediaries, and (e) perform such other services as the parties may agree from time to time. PDI will act only on its own behalf as principal should it choose to enter into distribution or service agreements but agrees not to enter into any such agreements without the prior written consent of a duly authorized Fund officer.

                  1.5 For its services with respect to the Funds, PDI will be paid such fee as set forth in the Reimbursement Agreement between Credit Suisse Asset Management, LLC ("CSAM") and PDI, dated of even date herewith. Such amount will be paid to PDI by CSAM directly; PDI agrees that it will not look to the Funds for payments of amounts due but will look solely to CSAM.

                  1.6 PDI acknowledges that, whenever in the judgment of a Fund's officers such action is warranted for any reason, including, without limitation, market, economic or political conditions, those officers may direct PDI to decline to accept any orders for, or make any sales of, any class of the Shares until such time as those officers deem it advisable to accept such orders and to make such sales. In addition, PDI acknowledges that, whenever in the judgment of a Fund's officers any person or group is likely to engage in excessive trading, those officers may direct PDI to decline to accept any particular order to purchase shares of the Fund, including purchase by exchange.

                  1.7 PDI will transmit any orders received by it for purchase, redemption or exchange of the Shares to State Street Bank and Trust Company ("State Street"), the Funds' transfer and dividend disbursing agent, or its delegate or successor of which PDI is notified in writing. A Fund will promptly advise PDI of the determination to cease accepting orders or selling any class of the Shares or to recommence accepting orders or selling any class of the Shares. Each Fund (or its agent) will confirm orders for the Shares placed through PDI, and will make


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appropriate book entries pursuant to the instructions of PDI. PDI agrees to cause any payment for Shares received by it and any instructions as to book entries received by it to be delivered promptly to the relevant Fund (or its agent).

                  1.8 PDI will prepare and deliver such quarterly reports as requested by each Fund's governing board of directors or trustees, as the case may be (the "Board"), and otherwise from time to time as requested by the Fund. Such reports shall be substantially in the form requested by the Fund. If requested by the Fund, one or more appropriate PDI representatives shall attend Board meetings at the expense of PDI.

         2.       Duties of the Fund

                  2.1 Each Fund agrees at its own expense to execute any and all documents, to furnish any and all information and to take any other actions that may be reasonably necessary in connection with the sale of the Shares in those states that PDI may designate.

                  2.2 Each Fund shall from time to time furnish for use in connection with the sale of the Shares, such informational reports with respect to the Fund and the Shares as PDI may reasonably request, all of which shall be signed by one or more of the Fund's duly authorized officers; and the Fund warrants that the statements contained in any such reports, when so signed by one or more of the Fund's officers, shall be true and correct. Each Fund shall also furnish PDI upon request with: (a) annual audits of the Fund's books and accounts made by independent public accountants regularly retained by the Fund,
(b) semiannual unaudited financial statements pertaining to the Fund, (c) a monthly itemized list of the securities held by the Fund, (d) monthly balance sheets and (e) such additional information regarding the Fund's financial condition as PDI may from time to time reasonably request.

         3.       Representations and Warranties

                  3.1 Each Fund represents and warrants to PDI that the Fund's current Registration Statement (a) includes all statements required to be contained therein in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the SEC; (b) only contains statements of fact that will be true and correct when such Registration Statement becomes effective; and (c) will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. PDI may, but shall not be obligated to, propose from time to time such amendment or amendments to any Registration Statement and such supplement or supplements to any prospectus or statement of additional information as may, in the opinion of PDI's counsel, be necessary or advisable. If a Fund shall not propose such amendment or amendments and/or supplement or supplements within fifteen (15)


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days after receipt by the Fund of a written request from PDI to do so, PDI may, at its option, terminate this Agreement. A Fund shall not file any amendment to any Registration Statement or supplement to any prospectus or statement of additional information without giving PDI reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit a Fund's right to file at any time such amendments to any Registration Statement and/or supplements to any prospectus or statement of additional information with respect to any class of the Shares, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional.

                  3.2 PDI makes the following representations, warranties and covenants to the Funds:

                           (i) PDI is duly organized, validly existing and in
good standing under the laws of the jurisdiction of its incorporation, and has the requisite power and authority to enter into this Agreement and to perform its services herein;

                           (ii) PDI is registered and qualified as a
broker-dealer with the SEC and in all states of the United States, Guam, Puerto Rico and the U.S. Virgin Islands or is exempt from such registration; PDI is a member in good standing of the NASD; PDI's personnel have all necessary registrations or qualifications; PDI and its personnel are in compliance in all material respects with all federal and state securities or similar laws and regulations applicable to PDI or its personnel; and PDI will maintain all registrations, authorizations and qualifications for itself and its personnel necessary to perform the services required hereunder in full force and effect during the term of this Agreement;

                           (iii) PDI will not disclose or use any confidential
information relating to the Funds, CSAM or their affiliates without the express written consent of the relevant Fund or CSAM, as applicable, and will promptly return such confidential information to the party that provided it upon termination of this Agreement; provided, however, that such information may be disclosed or used to the extent necessary for PDI to perform its obligations under this Agreement, and such information may be disclosed if PDI is legally compelled to disclose such information in an action, proceeding or investigation by any court or regulatory authority having jurisdiction over PDI;

                           (iv) PDI will not, directly or indirectly, at any
time during the term of this Agreement and for a three-year period thereafter, solicit or induce or attempt to solicit or induce any current or future employees of a Fund, CSAM or their affiliates to terminate his or her employment with the Fund or CSAM or their affiliates;


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                           (v) PDI will not, directly or indirectly, at any time
during the term of this Agreement and for a three-year period thereafter, solicit or induce or attempt to solicit or induce any current or future client of CSAM or shareholder of a Fund or one or more other Warburg Pincus Funds to terminate its advisory relationship with CSAM or redeem its investment in the Fund or such other Warburg Pincus Funds;

                           (vi) there is no action, suit, proceeding or
investigation pending or threatened against PDI or its affiliates which questions the validity of this Agreement, or in which there is a reasonable possibility of an adverse decision which could adversely affect PDI's ability to perform its obligations pursuant to this Agreement;

                           (vii) PDI will maintain or cause to be maintained
with financially sound and reputable insurance companies, policies with respect to its business against such risks and in at least such amounts as are customary in the case of distributors of open-end investment companies of comparable size and for such independent distributors of comparable financial strength, and will furnish to the Funds, upon request, information presented in reasonable detail as to such insurance;

                           (viii) PDI is taking steps (a) believed by it in good
faith to be reasonably designed to address the risk that critical systems and equipment that it uses relating to its operations may be unable to process and calculate date-related information and data from and after January 1, 2000 (the "Year 2000 Problem"), and (b) to obtain assurances deemed reasonable by PDI that its material service providers are taking reasonable steps to address the Year 2000 Problem. PDI agrees to notify the Funds promptly if it has reason to believe that a Year 2000 Problem with respect to PDI or its material service providers is likely to have a material adverse effect on PDI's business or operations or is likely to adversely affect PDI's ability to perform its obligations pursuant to this Agreement;

                           (ix) PDI and its affiliates shall not use the name or
logo of the Funds or CSAM or their affiliates, or any abbreviation or variation thereof, in any manner without the prior written consent of the Funds or CSAM, as the case may be; and

                           (x) PDI will institute appropriate procedures to
monitor the services provided by PDI hereunder to assure that the services are provided in a professional manner and in accordance with high standards of excellence.

                  3.3 All representations and warranties contained in this
Section 3 shall be continuing and remain in full force and effect during the term of this Agreement and shall survive the execution and delivery of this Agreement.


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         4.       Effectiveness of Registration

                  None of the Shares shall be offered by either PDI or a Fund under any of the provisions of this Agreement and no orders for the purchase or sale of any class of the Shares shall be accepted by PDI if and so long as the effectiveness of the Registration Statement shall be suspended under any of the provisions of the 1933 Act or if and so long as a current prospectus is not on file with the SEC; provided, however, that nothing contained in this Section 4 shall in any way restrict or have an application to or bearing upon the Fund's obligation to repurchase its shares from any shareholder in accordance with the provisions of the Registration Statement.

         5.       Indemnification

                  5.1 Each Fund agrees to indemnify, defend and hold PDI, its several officers and directors, and any person who controls PDI within the meaning of Section 15 of the 1933 Act (collectively, "PDI Indemnified Persons"), free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which PDI Indemnified Persons, may incur arising out of or based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement relating to such Fund; (b) any omission or alleged omission to state a material fact required to be stated in any Registration Statement relating to such Fund or necessary to make the statements in any Registration Statement relating to such Fund not misleading; provided, however, that each Fund's agreement to indemnify PDI Indemnified Persons shall not be deemed to cover any claims, demands, liabilities or expenses arising out of or based upon any statements or representations made by PDI or its representatives or agents that are inconsistent with or vary from statements and representations contained in any Registration Statement relating to such Fund and in such financial and other statements relating to such Fund as are furnished to PDI pursuant to Section 2.2 hereof; (c) the breach by a Fund of this Agreement. A Fund's agreement to indemnify PDI Indemnified Persons and a Fund's representations and warranties hereinbefore set forth in Section 3.1 shall not be deemed to cover any liability to such Fund or its shareholders to which PDI Indemnified Persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties, or by reason of PDI's reckless disregard of its obligations and duties under this Agreement. Each Fund's agreement to indemnify PDI Indemnified Persons as aforesaid, is expressly conditioned upon the Fund being notified of any action brought against PDI Indemnified Persons within ten (10) days after the summons or other first legal process shall have been served. The failure to so notify a Fund of any such action shall not relieve the Fund from any liability that the Fund may have to the PDI Indemnified Person by reason of any such


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untrue or alleged untrue statement or omission or alleged omission otherwise than on account of the Fund's indemnity agreement contained in this Section 5.1. Each Fund's indemnification agreement contained in this Section 5.1 and each Fund's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any PDI Indemnified Person, and shall survive the delivery of any of the Shares and termination of this Agreement. This agreement of indemnity will inure exclusively to PDI's benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of the controlling persons and their successors.

                  5.2 PDI agrees to indemnify, defend and hold each Fund, the Funds' investment adviser(s) (the "Adviser"), their several officers and directors, and any person who controls a Fund or the Adviser within the meaning of Section 15 of the 1933 Act (collectively, "Fund Indemnified Persons"), free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Fund Indemnified Persons may incur, but only to the extent that such liability or expense incurred by the Fund Indemnified Persons resulting from such claims or demands shall arise out of or be based upon (a) any sales literature, advertisements, information, statements or representations issued or made by PDI without the prior written consent of the Fund or its agent, (b) any untrue or alleged untrue statement of a material fact contained in information furnished in writing by PDI to a Fund specifically for use in the Registration Statement relating to such Fund, (c) any omission or alleged omission to state a material fact in connection with such information required or necessary to make such information not misleading or (d) the breach by PDI of this Agreement. PDI's agreement to indemnify a Fund Indemnified Person, as aforesaid, is expressly conditioned upon PDI's being notified of any action brought against the Fund Indemnified Person, such notification to be given in writing by the Fund Indemnified Person against whom such action is brought, within ten (10) days after the summons or other first legal process shall have been served. The failure to so notify PDI of any such action shall not relieve PDI from any liability that PDI may have to the Fund Indemnified Person by reason of any such untrue or alleged untrue statement or omission or alleged omission otherwise than on account of PDI's indemnity agreement contained in this Section 5.2. PDI's indemnification agreement contained in this Section 5.2 and PDI's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Fund Indemnified Persons, and shall survive the delivery of any of the Shares and termination of this Agreement. This agreement of indemnity will inure exclusively to the Fund Indemnified Person's benefit, to the benefit of their several officers and directors, and their respective estates, and to the benefit of the controlling persons and their successors.


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                  5.3 In case any action shall be brought against any
indemnified party under Section 5.1 or 5.2, and it shall timely notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish to do so, to assume the defense thereof with counsel satisfactory to such indemnified party. If the indemnifying party opts to assume the defense of such action, the indemnifying party will not be liable to the indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than (a) reasonable costs of investigation or the furnishing of documents or witnesses and (b) all reasonable fees and expenses of separate counsel to such indemnified party if (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel or (ii) the indemnified party shall have reasonably concluded that representation of the indemnifying party and the indemnified party by the same counsel would be inappropriate due to actual or potential differing interests between them in the conduct of the defense of such action.

         6.       Notice to PDI

                  Each Fund agrees to advise PDI immediately in writing:

                           (a) of any request by the SEC for amendments to the Registration Statement relating to such Fund then in effect with respect to any class of the Shares or for additional information;

                           (b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement relating to such Fund then in effect with respect to any class of the Shares or the initiation of any proceeding for that purpose;

                           (c) of the happening of any event that makes untrue any statement of a material fact made in the Registration Statement relating to such Fund then in effect with respect to any class of the Shares or that requires the making of a change in such Registration Statement in order to make the statements therein not misleading; and

                           (d) of the commencement of any litigation or proceedings against the Fund or any of its officers or Board members in connection with the issuance and sale of any class of the Shares.

         7.       Notice to the Fund

                  PDI agrees to advise the relevant Fund(s) immediately in writing:


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                           (a) of any request for documents or other information
         relating to a Fund or the services provided under this Agreement, pursuant to an informal or formal investigation by the SEC or any other regulatory authority having jurisdiction over PDI or the Fund;

                           (b) upon the occurrence of any event that is reasonably likely to adversely affect PDI's ability to perform its obligations pursuant to this Agreement;

                           (c) if at any time any of the representations, warranties or covenants set forth in Section 3.2 of this Agreement become inaccurate or untrue; and

                           (d) of the commencement of any litigation or proceedings against PDI or any of its officers or directors in connection with the issuance and sale of any class of the Shares.

         8.       Amendments; Assignments

                  This Agreement may be amended only by written agreement signed by PDI and each Fund. To the extent that a written amendment pursuant to this
Section is signed by some but not all of the Funds, such amendment shall be effective only with respect to the Funds that signed such written amendment.

                  This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

         9.       Term of Agreement

                  This Agreement shall continue for an initial period of two years and thereafter shall continue automatically for successive annual periods with respect to a Fund, provided such continuance is specifically approved at least annually by (a) a vote of a majority of the Fund's Board or (b) a vote of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities, provided that its continuance is also approved by a vote of a majority of the Fund's Board members who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable by a Fund without penalty (a) on sixty (60) days' written notice, by a vote of a majority of the Fund's Board or by vote of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities, or (b) on one hundred twenty (120) days' written notice by PDI.


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         10.      Notices

                  All notices required to be given pursuant to this Agreement shall be in writing, delivered by messenger or express mail or courier service addressed as follows:

If to PDI:

         Provident Distributors, Inc.
         Four Falls Corporate Center, 6th Floor
         West Conshohocken, Pennsylvania 19428-2961
         Attn: _______________

If to a Fund:

         c/o Credit Suisse Asset Management, LLC
         153 East 53rd Street
         New York, New York 10022
         Attn: Hal Liebes, Esq.

         Any such notice shall be deemed to have been duly given or made when delivered to the addresses set forth above (a) on the date of delivery if sent by hand or (b) on the designated date of delivery if sent by express mail or courier service.

         11.      Limitation of Liability

         It is expressly agreed that this Agreement was executed by or on behalf of each Fund and not by the Board members of the Fund or its officers individually, and the obligations of the Fund hereunder shall not be binding upon any of the Board members, shareholders, nominees, officers, agents or employees of the Fund individually, but bind only the assets and property of the Fund. The execution and delivery of this Agreement have been authorized by the Board and signed by an authorized officer of each Fund, acting as such, and neither such authorization by such Board nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the Fund.

         12.      Choice of Law

                  This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York without giving effect to the choice-of-law provisions thereof.

         13.      Counterparts

                  This Agreement may be executed in counterparts, each of which shall be deemed an original.

         14.      Headings


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                  The headings of the Sections of this Agreement are for
convenience of reference only and are not to be considered in construing the terms and provisions of this Agreement.


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                  Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

                                  Very truly yours,

                                  THE WARBURG PINCUS FUNDS LISTED ON EXHIBIT A

                                  By:      /s/Hal Liebes
                                       -----------------------------------------
                                       Name: Hal Liebes
                                       Title: Vice President and Secretary

Accepted:

PROVIDENT DISTRIBUTORS, INC.


By: /s/Philip H. Rinnander
   -------------------------
   Name: Philip H. Rinnander
   Title: President


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                                                                       EXHIBIT A

                              WARBURG PINCUS FUNDS

Warburg Pincus Central & Eastern Europe Fund
Warburg Pincus Emerging Markets II Fund
Warburg Pincus European Equity Fund
Warburg Pincus Global Telecommunications Fund
Warburg Pincus High Yield Fund
Warburg Pincus International Growth Fund
Warburg Pincus Long-Short Equity Fund
Warburg Pincus Long-Short Market Neutral Fund
Warburg Pincus Municipal Bond Fund
Warburg Pincus Select Economic Value Equity Fund
Warburg Pincus Strategic Global Fixed Income Fund
Warburg Pincus U.S. Core Equity Fund
Warburg Pincus U.S. Core Fixed Income Fund
Warburg Pincus Balanced Fund
Warburg Pincus Capital Appreciation Fund
Warburg Pincus Emerging Growth Fund
Warburg Pincus Emerging Markets Fund
Warburg Pincus Fixed Income Fund
Warburg Pincus Global Fixed Income Fund
Warburg Pincus Global Post-Venture Capital Fund
Warburg Pincus Growth & Income Fund
Warburg Pincus Health Sciences Fund
Warburg Pincus Institutional Fund
     Emerging Markets Portfolio
     International Equity Portfolio
     Japan Growth Portfolio
     Post-Venture Capital Portfolio
     Small Company Growth Portfolio
     Small Company Value Portfolio
     Value Portfolio
Warburg Pincus Intermediate Maturity Government Fund
Warburg Pincus New York Intermediate Municipal Fund
Warburg Pincus International Equity Fund
Warburg Pincus International Small Company Fund
Warburg Pincus Major Foreign Markets Fund
Warburg Pincus Japan Growth Fund
Warburg Pincus Japan Small Company Fund
Warburg Pincus Post-Venture Capital Fund
Warburg Pincus Small Company Growth Fund
Warburg Pincus Small Company Value Fund
Warburg Pincus Cash Reserve Fund
Warburg Pincus New York Tax Exempt Fund
Warburg Pincus WorldPerks Money Market Fund


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Warburg Pincus WorldPerks Tax Free Money Market Fund
Warburg Pincus Trust
     Emerging Growth Portfolio
     Emerging Markets Portfolio
     Growth & Income Portfolio
     International Equity Portfolio
     Post-Venture Capital Portfolio
     Small Company Growth Portfolio
Warburg Pincus Trust II
     Fixed Income Portfolio
Global Fixed Income Portfolio


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